99.3 Press release Clean Cat(TM) Diesel Engine High Performance Catalyst Awaits Final EPA Verification Test at SwRI dated October 21, 2008.


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

              CLEAN CAT(TM) DIESEL ENGINE HIGH PERFORMANCE CATALYST
                   AWAITS FINAL EPA VERIFICATION TEST AT SWRI

Concord, ON.--(BUSINESS WIRE) - October 21st, 2008. Environmental Solutions Worldwide Inc. (ESW) (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that the Company's wholly owned subsidiary ESW Canada Inc. (ESWC) received documents on October 16th, 2008 from the Research Triangle Institute (RTI) for emissions testing on the Company's Clean Cat(TM) (1.)Level I High Performance Diesel Oxidation Catalyst (HP-DOC) at Southwest Research Institute (SwRI). This testing series will conclude the Company's verification program with the Environmental Protection Agency (EPA).

In the first quarter of 2008, ESW's wholly owned subsidiary ESW America Inc.
(ESWA), a state of the art emissions/engine testing Tech Center, began the mandatory EPA one thousand hours of catalyst durability testing required to qualify for EPA verification. The durability program concluded successfully in the second quarter of 2008 and the Medium Heavy Duty engine and ESWC catalysts were shipped to SwRI. Once testing begins at SwRI, the program will take approximately one week. At the conclusion of the testing, RTI will consolidate and submit the results to EPA for the issuance of the final Executive Order.

Mr. David J. Johnson, ESW's President and CEO commented, "We are looking forward to bringing this lengthy program to a successful conclusion. We believe the EPA verified Clean Cat(TM) will round out our diesel engine emissions reduction catalyst line, giving us an excellent low end product to service the worldwide retrofit market."

California Air Resources Board (CARB) Diesel emissions control technology levels: http://www.arb.ca.gov/diesel/verdev/vt/vt.htm
            ---------------------------------------------
     (1.) Level I, PM reduction between 25-49%
     (2.) Level II, PM reduction between 50-84%
     (3.) Level III, PM reduction greater than 85%

ABOUT THE RESEARCH TRIANGLE INSTITUTE (RTI)
RTI International is one of the world's leading research institutes, dedicated to improving the human condition by turning knowledge into practice. We have more than 3,800 professionals providing research and technical services to governments and businesses in more than 40 countries in the areas of health and pharmaceuticals, education and training, surveys and statistics, advanced technology, international development, economic and social policy, energy, and the environment. http://www.rti.org/

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.
For updated information, please visit the Company's Web site at: www.cleanerfuture.com
---------------------

For updated information about our military division, please visit the Company's Web site at: www.eswmilitarytech.com
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SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com